Exhibit 10.16

Final Version

INSIGHT HEALTH SERVICES HOLDINGS CORP.

2008 EMPLOYEE STOCK OPTION PLAN

NONSTATUTORY STOCK OPTION GRANT AGREEMENT

THIS AGREEMENT is made this          day of           , 2008 (the “Grant Date”) between InSight Health Services Holdings Corp., a Delaware corporation (the “Company”), and                      (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of common capital stock (the “Shares”) under the Company’s 2008 Employee Stock Option Plan (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any terms used herein have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.             GRANT OF OPTION

The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of                Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference.  The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company.  The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

2.             PURCHASE PRICE

The purchase price of the Shares subject to the Option shall be $         per Share.

3.             EXERCISE OF OPTION

(a)           Vesting.  Subject to the Plan and the terms of this paragraph and the other provisions of this Agreement, the Option shall fully vest and be exercisable if, and only if, the Refinancing Event (as defined below) is achieved prior to the expiration of this Option.  There will not be any pro-rata vesting.

(b)           Refinancing Event.  “Refinancing Event” shall mean that the currently outstanding InSight Health Services Corp. Senior Secured Floating Rate Notes Due 2011, in aggregate principal amount of $315,000,000 (the “FRNs”), issued pursuant to the Indenture dated as of September 22, 2005, among InSight Health Services Corp., the Guarantors signatory thereto, and U.S. Bank National Association, as Trustee, as supplemented by the First Supplemental Indenture dated May 18, 2006, the Second Supplemental Indenture dated May 29, 2007, and the Third Supplemental Indenture dated as of July 9, 2007, as the same may be further supplemented or amended, shall have been repaid in full and refinanced or replaced with a new issue or issues of indebtedness of InSight Health Services Corp. or its affiliates (“Replacement Debt”); provided, that such Replacement Debt is approved by the Board of Directors of the Company and  (i) must have a maturity of at least 5 years from the date of original issuance, and (ii), the then-existing stockholders must not suffer any dilution in connection with the refinancing or replacement, whether as a result of an issuance of equity or equity-related securities (a) to the holders of the FRNs, (b) to the potential investors in the new issuance or issuances of Replacement Debt or (c) by the Company or its affiliates.  Any determination of whether a refinancing transaction constitutes a Refinancing Event shall be made by the Compensation Committee in its sole discretion, taking into account the factors set forth above and the purpose and intent of this provision.

(c)           Expiration.  Once an Option has vested, it shall expire on             , 2018, subject to earlier termination or forfeiture as provided in the Plan.  If an Option has not vested on or prior to such date, the Option shall immediately thereafter expire.

4.                                       ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) for a whole number of Shares by giving written notice (or any other approved form of notice) to the Company.  Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan.  On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares and shall deliver to the Optionee as soon as practicable thereafter an appropriate certificate or certificates or book-entry notation for the Shares as to which the Option was exercised.

The Option price of any Shares shall be payable at the time of exercise as determined by the Company in its sole discretion either:

(a)           in cash, by certified check or bank check, or by wire transfer;

(b)                                  in whole shares of the Company’s common stock, provided, however, that (i) if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said Section 422 have been met with respect to such shares, (ii) if the Optionee is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and if such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (iii) such shares were owned by the Optionee for six (6) or more months prior to the exercise of the Option hereunder;

(c)                                   through the delivery of cash or the extension of credit by a broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option (a so-called “cashless” exercise); or

(d)                                 in any combination of (a), (b) or (c) above.

The fair market value of the stock to be applied toward the purchase price shall be determined as of the date of exercise of the Option in a manner consistent with the determination of fair market value with respect to the grant of an Option under the Plan.  Any certificate for shares of outstanding stock of the Company used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company’s transfer agent with respect to disposition of the balance of the shares covered thereby.

The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith.  The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder’s name in the share register of the Company upon the due exercise of the Option.

5.               NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

6.               NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:                 InSight Health Services Holdings Corp.

26250 Enterprise Court, Suite 100

Lake Forest, CA 92630

Attention: General Counsel

To the Optionee:

or to such other address or addresses of which notice in the same manner has previously been given.  Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

7.               GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

8.               BINDING EFFECT

This Agreement shall (subject to the provisions of Paragraph 5 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

INSIGHT HEALTH SERVICES HOLDINGS	OPTIONEE:
CORP.

By:
Its: